UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (913) 213-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Preliminary Financial Results

On August 1, 2017, AMC Entertainment Holdings, Inc. (the “Company”) issued a press release to announce select preliminary financial results for the second quarter ended June 30, 2017. The Company is also providing in the press release forward-looking earnings guidance for fiscal year 2017. A copy of the press release issued concerning the preliminary results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company makes reference to non-GAAP financial information in the press release. A reconciliation of these non-GAAP financial measures and other financial information is provided in the press release incorporated herein.

Pro Forma Financial Information

On November 30, 2016, the Company filed a Current Report on Form 8-K (the “Initial 8-K”) with the Securities and Exchange Commission (the “SEC”) in connection with its completion of an acquisition of all the outstanding equity of Odeon and UCI Cinemas Holdings Limited (“Odeon”) on November 30, 2016 (the “Odeon Acquisition”). The Initial 8-K was amended by Amendment No. 1 on March 13, 2017 to include updated pro forma financial information with respect to the acquisition of Odeon and the subsequent acquisition of Carmike Cinemas, Inc. (“Carmike”) on December 21, 2016 (the “Carmike Acquisition”).

On March 28, 2017, the Company filed a Current Report on Form 8-K with the SEC in connection with its completion of the acquisition all of the shares of Nordic Cinema Group Holding AB (“Nordic”) on March 28, 2017 (the “Nordic Acquisition”, and together with the Odeon Acquisition and Carmike Acquisition, the “Acquisitions”). Because the Nordic Acquisition was not significant, pro forma financial information for the Nordic Acquisition was not required to be presented in the Form 8-K filed on March 28, 2017. In a Form 8-K dated April 20, 2017, the Company furnished additional financial information related to the Acquisitions.

For information purposes only, attached hereto as Exhibit 99.2 are certain unaudited pro forma condensed combined statements of operations of the Company presented to illustrate the estimated effects of the Acquisitions and certain financings and divestures related to the Acquisitions.  The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2016, the three and six months ended June 30, 2016, the three and nine months ended September 30, 2016, the three months ended December 31, 2016, the year ended December 31, 2016 and the three months ended March 31, 2017, combine the historical consolidated statements of operations of the Company, Odeon, Carmike and Nordic, giving effect to the Acquisitions and certain financings and divestures related to the Acquisitions as if they had been completed on January 1, 2016. The historical consolidated financial information for Odeon and Nordic have been adjusted to comply with United States Generally Accepted Accounting Principles (“U.S. GAAP”). The classification of certain items presented by Odeon under United Kingdom Generally Accepted Accounting Practice (“U.K. GAAP”) and by Nordic under International Financial Reporting Standards (“IFRS”) have been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts for Odeon and Nordic have also been translated to U.S. Dollars.

The Company believes the pro forma information provides a more comparable view of its results relative to prior periods.  The financial information has been prepared based upon currently available information and assumptions deemed appropriate by our management. This financial information is not necessarily indicative of what the Company’s results of operations actually would have been if the Acquisitions and certain financings and divestures related to the Acquisitions had been completed as of January 1, 2016. In addition, the financial information is not indicative of future results or current financial conditions and does not reflect any anticipated synergies, operating efficiencies, cost savings or any integration costs that may result from the Acquisitions. This financial information should be read in conjunction with separate historical financial statements and accompanying notes filed with the Securities and Exchange Commission by the Company.

The information contained in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

The Company is furnishing the following exhibits:

Exhibit No.	Description

99.1	Press Release dated August 1, 2017.

99.2	Unaudited Pro Forma Condensed Combined Financial Information of AMC Entertainment Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: August 1, 2017	By:	/s/ Craig R. Ramsey
		Name:	Craig R. Ramsey
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release dated August 1, 2017.

99.2	Unaudited Pro Forma Condensed Combined Financial Information of AMC Entertainment Holdings, Inc.